CERTIFICATE OF SECRETARY

I, Abby Ingber, Secretary of the Six Circles Trust (the “Trust”), hereby certify that the following resolutions have been adopted by the Board of Trustees of the Trust (the “Board”) at a meeting duly called and held on June 12-13, 2018 (the “Meeting”) at which a quorum was present and acting throughout:

RESOLVED:

That the fidelity bond issued by Vigilant Insurance Company (Chubb) with a term of one year from the date of binding (the “Fidelity Bond”) naming the Trust and each Fund as insured parties (the “Insured Parties”), in substantially the form presented at the Meeting, be, and it hereby is, approved subject to such changes as may be deemed necessary by the Officers; and it is further

RESOLVED:

That the amount of insurance with respect to each Fund and the portion of the premiums with respect thereto under the Fidelity Bond as presented to the Board at this Meeting are hereby determined to be reasonable, giving due consideration to the value of the aggregate assets of the Fund to which covered persons may be given access, the type and terms of the arrangements made for the custody and safekeeping of such assets, the nature of the securities in each Fund’s portfolio, the number of other Insured Parties, the total amount of coverage and the aggregate premiums under the Fidelity Bond, and the allocation of such premiums among the Insured Parties; and it is further

RESOLVED:

That the proper officers of the Trust be, and each of them hereby is, authorized to increase the amount of the Bond coverage from time to time to enable the Trust to remain in compliance with the 1940 Act and rules promulgated thereunder; and it is further

RESOLVED:	That the officers of the Trusts are hereby authorized to make the filings and give the notices required by Rule 17g-1 under the 1940 Act; and it is further

RESOLVED:

That the proper officers of the Trust be, and each of them hereby is, authorized to execute such documents, to make any and all payments, and to take such further actions, in the name of the Trust and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper, with the advice of counsel, in connection with or in furtherance of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 10th day of August, 2018.

/s/ Abby Ingber
Abby Ingber
Secretary